Shareholder meeting results (Unaudited)

December 18, 2009 meeting

At the meeting, each of the nominees for Trustees was elected, with all the funds of the Trust voting together as a single class, as follows:

      				Votes  		Votes
 				for		withheld

Ravi Akhoury 			144,159,880 	5,756,274
Jameson A. Baxter 		144,089,420 	5,826,734
Charles B. Curtis 		144,163,005 	5,753,149
Robert J. Darretta 		144,131,113 	5,785,041
Myra R. Drucker 		144,185,199 	5,730,955
John A. Hill 			144,123,942 	5,792,212
Paul L. Joskow 			144,226,682 	5,689,472
Elizabeth T. Kennan 		143,986,867 	5,929,287
Kenneth R. Leibler 		144,161,109 	5,755,045
Robert E. Patterson 		144,163,377 	5,752,777
George Putnam, III 		144,132,419 	5,783,735
Robert L. Reynolds 		144,288,500 	5,627,654
W. Thomas Stephens 		144,223,485 	5,692,669
Richard B. Worley 		144,224,274 	5,691,880

A proposal to approve a new management contract between the fund and Putnam Management with both Fund Family breakpoints and performance fees was approved as follows:

Votes		Votes		Abstentions	Broker
for		against				non votes

12,145,623 	634,844 	430,946 	3,982,845

A proposal to approve a new management contract between the fund and Putnam Management with Fund Family breakpoints only was approved as follows:

Votes		Votes		Abstentions	Broker
for		against				non votes

12,110,190 	637,398 	463,826 	3,982,844

A proposal to approve a new management contract between the fund and Putnam Management with performance fees only was approved as follows:

Votes		Votes		Abstentions	Broker
for		against				non votes

12,115,139 	633,401 	462,873 	3,982,845

A proposal to amend the fundamental investment restrictions with respect to diversification of investments was approved as follows:

Votes		Votes		Abstentions	Broker
for		against				non votes

12,317,266 	498,499 	395,648 	3,982,845

A proposal to amend the fundamental investment restrictions with respect to borrowing was approved as follows:

Votes		Votes		Abstentions	Broker
for		against				non votes

12,058,451 	756,931 	396,032 	3,982,844

A proposal to amend the fundamental investment restrictions with respect to making loans was approved as follows:

Votes		Votes		Abstentions	Broker
for		against				non votes

12,063,340 	719,495 	428,578 	3,982,845



All tabulations are rounded to the nearest whole number.